Putnam RetirementReady 2010 Fund
7/31/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	1,012
Class B	1
Class C 	1

72DD2 (000s omitted)
Class M	3
Class R	2
Class Y	1,004

73A1
Class A	1.520
Class B	1.045
Class C	1.346

73A2
Class M	1.446
Class R	1.600
Class Y	1.651

74U1 (000s omitted)
Class A	760
Class B	4
Class C	1

74U2 (000s omitted)
Class M	2
Class R	1
Class Y	675

* Represents less than 1(000s omitted)

74V1
Class A	58.69
Class B	57.57
Class C	57.30

74V2
Class M	57.46
Class R	57.56
Class Y	61.41